EXHIBIT 23.1    CONSENT OF MADSEN & ASSOCIATES, CPA's Inc., Certifiied Public Accountants

                         CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No.1), of our report dated
          March 4, 2011, relating to the audited financial statements of Monarchy Resources, Inc. and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" appearing in the Prospectus.

          /s/ Madsen & Associates, CPA's, Inc.
          Madsen & Associates CPA's, Inc.
          Salt Lake City, Utah
          July 22, 2011